     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2000
                                                  REGISTRATION NO. 333-47446

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                  AMENDMENT No. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               -----------------

                         FGIC SECURITIES PURCHASE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              13-36333082
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
             INCORPORATION OR                     IDENTIFICATION NUMBER)
              ORGANIZATION)

                                  115 BROADWAY
                            NEW YORK, NEW YORK 10006
                                 (212) 312-2000
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                  Ann C. Stern
                         FGIC SECURITIES PURCHASE, INC.
                                  115 Broadway
                            New York, New York 10006
                                 (212) 312-3000

            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             JOHN W. VAN COTT, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                               -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration as determined by market conditions.

                               -----------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     This Registration Statement also covers Liquidity Facility Obligations issued in connection with any remarketing of Securities purchased by the Registrant or its affiliates.



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                           PROPOSED              PROPOSED
                                                            MAXIMUM               MAXIMUM             AMOUNT OF
   TITLE OF EACH CLASS OF          AMOUNT TO BE            AGGREGATE             AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED             PER UNIT*          OFFERING PRICE*            FEE**
--------------------------------------------------------------------------------------------------------------------
     Liquidity Facility           $1,000,000,000              100%             $1,000,000,000         $264,000
         Obligations
====================================================================================================================

 * Estimated solely for the purpose of determining the registration fee. ** Previously paid
                               -----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        Item 601 of
       Regulation S-K
      Exhibit Reference
           Number
------------------------
4.1   --            Proposed Form of Standby Bond Purchase Agreement (Municipal
                    Issuer).

4.2   --            Proposed Form of Standby Bond Purchase Agreement (Third Party
                    Conduit Beneficiary).

5     --            Opinion of Orrick, Herrington & Sutcliffe LLP re: legality of securities.

10.1  --            Proposed Form of Standby Loan Agreement between the Company and a Standby Lender.

24    --            Consents of experts and counsel:

                           (a) Consent of KPMG LLP
                           (b) Consent of Orrick, Herrington & Sutcliffe LLP
                                    (included in Exhibit 5).

25    --            Power of Attorney (included in Registration Statement at
                  page II-5)*

* Previously filed

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement which the Registrant reasonably believes will be met by the time of sale) and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in The City of New York, State of New York, as of October 11, 2000.

                                       FGIC SECURITIES PURCHASE, INC.


                                      By:  /s/ A. EDWARD TURI, III
                                           ---------------------------
                                              A. Edward Turi, III
                                              Director, Vice-President,
                                              Secretary and Assistant Treasurer

                                  EXHIBIT INDEX

4.1  --            Proposed Form of Standby Bond Purchase Agreement (Municipal
                    Issuer).

4.2  --            Proposed Form of Standby Bond Purchase Agreement (Third Party
                    Conduit Beneficiary).

5    --            Opinion of Orrick, Herrington & Sutcliffe LLP re legality of securities.

10.1 --            Proposed Form of Standby Loan Agreement between the Company and a Standby Lender.

24   --            Consents of experts and counsel:

                           (a) Consent of KPMG LLP
                           (b) Consent of Orrick, Herrington & Sutcliffe LLP
                                    (included in Exhibit 5).

25    --            Power of Attorney (included in Registration Statement at
                    page II-5).*


* Previously filed